UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 10, 2010

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification Number

001-32206		43-1916803
GREAT PLAINS ENERGY INCORPORATED
(A Missouri Corporation)
1200 Main Street
Kansas City, Missouri 64105
(816) 556-2200
NOT APPLICABLE
(Former name or former address,
if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
On August 13, 2010, Great Plains Energy Incorporated (“Great Plains Energy”) issued $250 million aggregate principal amount of 2.75% Notes due 2013 (the “Notes”), pursuant to an Underwriting Agreement, dated August 10, 2010, among the Company and Barclays Capital Inc. and BNP Paribas Securities Corp., as representatives of the several underwriters named therein. The Notes were registered under the Securities Act of 1933, as amended, pursuant to the shelf registration statement (333-159131) of the Company (the “Registration Statement”).
In connection with the issuance and sale of the notes, Great Plains Energy entered into the several agreements and other instruments listed in Item 9.01 of this Current Report on Form 8-K and filed as exhibits hereto. These exhibits are incorporated by reference into the Registration Statement.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit No.
1.1	Underwriting Agreement dated August 10, 2010 among Great Plains Energy and Barclays Capital Inc. and BNP Paribas Securities Corp. as representatives of the several underwriters named therein.
4.1	Third Supplemental Indenture dated as of August 13, 2010 between Great Plains Energy and The Bank of New York Mellon Trust Company, N.A., as trustee.
5.1	Opinion dated August 13, 2010 of Dewey & LeBoeuf LLP.
23.1	Consent of Dewey & LeBoeuf LLP (contained in Exhibit 5.1).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT PLAINS ENERGY INCORPORATED
/s/ Lori A. Wright
Lori A. Wright
Vice President and Controller

Date: August 13, 2010